UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAVERS VALUE VILLAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4165683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11400 S.E. 6th Street Suite 125 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.000001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-261850

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.000001 per share, of Savers Value Village, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-261850) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on December 22, 2021, and as amended on February 7, 2022, May 5, 2022, July 14, 2022, August 12, 2022, November 10, 2022, February 8, 2023, March 30, 2023, May 11, 2023, June 20, 2023 and June 23, 2023 (the “S-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the S-1 Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2023

SAVERS VALUE VILLAGE, INC.

By:	/s/ Richard Medway
Name: Richard Medway
Title: General Counsel and Secretary